UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2022

HF FOODS GROUP INC
(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of Principal Executive Offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 18, 2022, the Compensation Committee of the Board of Directors (the "Board") of HF Foods Group Inc., a Delaware corporation (the "Company"), reviewed and approved the following compensation arrangements with non-employee members of the Board to be effective for fiscal year 2022:

The Compensation Committee (the “Committee”) approved a $25,000 increase in the annual base retainer to be paid to the independent Chairman of the Board, from $75,000 to $100,000. The Committee believes the Chairman’s increased retainer recognizes his effective leadership and increased scope of duties in the past year, including supervision of the company’s new General Counsel and Chief Compliance Officer. In order to remain competitive for the retention and potential hiring of director candidates, the Committee also approved the following changes: (a) the annual base retainer to be paid to other non-employee directors was increased to $60,000 from $50,000; (b) the annual retainer for each non-employee Board committee chair was increased to $15,000 from $10,000; and (c) payment of an additional annual retainer of $10,000 for each non-employee Board member serving on the Special Investigation Committee. Given the additional time commitments involved, the Committee approved additional bonuses for service in 2021 on the Special Investigation Committee in the amounts of $50,000 to be paid to Russell Libby, $50,000 to be paid to Felix Lin, and $15,000 to be paid to Hong Wang. There are no fees based upon number of meetings attended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: February 24, 2022	/s/ Peter Zhang
Xiao Mou Peter Zhang
Chief Executive Officer